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                                                                    EXHIBIT 99.1

                            PET FOOD WAREHOUSE, INC.
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
      SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                , 1996

     The undersigned hereby appoints Marvin W. Goldstein and Sharon K. Link, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes either of them to act and to vote at the Special Meeting
of Stockholders of Pet Food Warehouse, Inc. ("PFW"), to be held on            ,
1996, and at any adjournments or postponements thereof, as indicated upon all matters referred to on this proxy card and described in the accompanying Proxy Statement/Prospectus.

       THE BOARD OF DIRECTORS OF PFW RECOMMENDS A VOTE "FOR" PROPOSAL 1.

     1. Approval and adoption of the Agreement and Plan of Merger, dated as of October 3, 1996, by and among PFW, Petco Animal Supplies Inc. ("Petco") and PASI Acquisition Corp., a wholly owned subsidiary of Petco ("Merger Sub"), and the transactions contemplated thereby, pursuant to which Merger Sub will be merged with and into PFW, with the result that Merger Sub will cease to exist and PFW will become a wholly owned subsidiary of Petco.

                    / /FOR       / /AGAINST       / /ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

     Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matters which may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" PROPOSAL 1.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the accompanying Proxy Statement/Prospectus.

Dated:            , 1996
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                                          (Signature)

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                                          (Signature)

                                          Please sign as name(s) appears on this
                                          proxy card, and date this proxy card.
                                          If a joint account, each joint owner
                                          must sign. If signing for a
                                          corporation or partnership as agent,
                                          attorney or fiduciary, indicate the
                                          capacity in which you are signing.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

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